Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
October 28, 2025	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Third Quarter 2025 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended September 30, 2025. The Company reported net income of $12.27 million, or $0.67 per diluted common share, for the quarter ended September 30, 2025.  Net income for the nine months ended September 30, 2025, was $36.33 million or $1.97 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of thirty-one cents, $0.31, per common share. The quarterly dividend is payable to common shareholders of record on November 14, 2025, and is expected to be paid on November 28, 2025. This year marks the 40th consecutive year of regular dividends to common shareholders and the prior year was the 15th consecutive year of regular dividend increases.

Third Quarter 2025 Highlights

Income Statement

o	Net income of $12.27 million for the third quarter of 2025, was a decrease of $768 thousand, or 5.89%, from the same quarter of 2024. Net income of $36.33 million for the first nine months of 2025, was a decrease of $2.24 million, or 5.80%, from the same period of 2024.
o	When adjusted for merger and non-recurring expenses, net income of $12.90 million was an increase of $495 thousand, or 4.00% from the third quarter of 2024.
o	Net interest margin for the third quarter of 2025 remained strong at 4.43% and was an increase of 2 basis points over the same quarter of 2024. The yield on earning assets decreased 10 basis points, or 1.94%, from the same period of 2024 and is primarily attributable to a decrease in average loan balance and interest income. The average balance of loans decreased $116.18 million, or 4.73%, with interest income decreasing $1.30 million, or 4.05%. The decrease in interest income on loans was somewhat offset by an increase in interest income on interest-bearing deposits with banks of $144 thousand, or 3.89%. Interest expense on interest-bearing liabilities decreased $896 thousand, which is primarily attributable to a decrease in the average balance of time deposits of $31.42 million, or 12.82%, as well as a decrease in total interest expense of $896 thousand, or 16.91%. Tax equivalent net interest income decreased $293 thousand, or 0.92%, compared to the same quarter of 2024.
o	Net interest income after provision for loan losses increased $1.06 million, or 3.52%, compared to the same quarter of 2024. The increase is attributable to a reduction in the allowance for loan losses driven by a $84.78 million loan balance reduction from the December 31, 2024, balance of $2.42 billion.
o	Noninterest income increased approximately $437 thousand, or 4.18%, when compared to the same quarter of 2024. The increase is attributable to an increase in service charges on deposits of $859 thousand, or 23.46%, an increase in wealth management fees of $300 thousand, or 28.01%, and a decrease in other operating income of $872 thousand, or 43.12%. Noninterest expense increased $2.10 million, or 8.69%, when compared to the same period of 2024. The increase is attributable to increases in salaries and benefits of $1.22 million, or 9.31%, service fees of $267 thousand, or 10.86%, and merger expense of $787 thousand. The merger expense is related to the forthcoming merger with Hometown Bank, with an anticipated completion date of January 2026.
o

Annualized return on average assets ("ROA") was 1.53% for the third quarter of 2025 compared to 1.60% for the same period of 2024.  ROA for the nine months ended September 30, 2025, was 1.52% compared to 1.60% for the same period of 2024.  Annualized return on average common equity ("ROE") was 9.58% for the third quarter of 2025 compared to 10.04% for the same period of 2024.  ROE was 9.64% for the nine months ended September 30, 2025, compared to 10.08% for the same period of 2024.   Additionally, return on average tangible common equity continues to remain strong at 13.82% for the third quarter of 2025.

Balance Sheet and Asset Quality

o	Consolidated assets totaled $3.19 billion on September 30, 2025.
o	Consolidated loan balances decreased $84.78 million, or 3.51%, and securities available for sale decreased $38.53 million, or 22.69%, from December 31, 2024. Deposits decreased $60.65 million, or 2.25%, which was due to a decrease in interest and noninterest-bearing demand deposits and declining higher-rate time deposits. Stockholder equity decreased $15.67 million, or 2.98%, primarily due to the payment of a special cash dividend in the first quarter of 2025. The net effect of these balance sheet changes resulted in an increase in cash and cash equivalents of $50.25 million, or 13.31%.
o	The Company's average loan-to-deposits ratio of 89.38%, on September 30, 2025, continues to represent a stable utilization of deposit funding.
o

The Company did not repurchase any common shares during the third quarter of 2025. However, 50,338 shares have been repurchased in 2025 at an aggregate cost of $1.85 million.  In comparison, during the third quarter of 2024, the Company purchased 12,854 common shares for $469 thousand, contributing to a total of 257,294 shares repurchased in the first nine months of 2024 at a total cost of $8.72 million.

o	Total non-performing assets as of September 30, 2025, were $16.90 million, compared with $20.54 million as of December 31, 2024, and $20.28 million as of September 30, 2024. The Company has realized a declining trend in non-performing assets since December 31, 2024.
o

Non-performing loans to total loans decreased to 0.71%; a 0.11% reduction when compared with the same quarter of 2024.  The Company experienced net charge-offs for the third quarter of 2025 of $1.42 million, or 0.24% of annualized average loans, compared to net charge-offs of $1.13 million, or 0.18%, of annualized average loans for the same period in 2024.

o	The allowance for credit losses to total loans was 1.36% on September 30, 2025, compared to 1.44% on December 31, 2024, and 1.44% on September 30, 2024.
o

Book value per share on September 30, 2025, was $ 27.89, a decrease of $0.84 from year-end 2024.  The decrease is primarily attributable to the payment of the special cash dividend in the first quarter of 2025 of $2.07 per share totaling approximately $37.93 million.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to that comparable GAAP financial measure can be found in the attached tables to this press release.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 52 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of September 30, 2025. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.75 billion in combined assets as of September 30, 2025. The Company reported consolidated assets of $3.19 billion as of September 30, 2025. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; changes in banking laws and regulations; the degree of competition by traditional and non-traditional competitors; the impact of natural disasters, extreme weather events, military conflict , terrorism or other geopolitical events; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands, except share and per share data)	2025	2025	2025	2024	2024	2025	2024
Interest income
Interest and fees on loans	$30,805	$30,637	$30,669	$31,637	$32,120	$92,111	$98,234
Interest on securities	1,050	1,029	1,238	1,447	1,070	3,317	3,979
Interest on deposits in banks	3,844	3,722	3,262	3,348	3,702	10,828	7,497
Total interest income	35,699	35,388	35,169	36,432	36,892	106,256	109,710
Interest expense
Interest on deposits	4,402	4,731	4,871	5,099	5,298	14,004	14,540
Interest on borrowings	-	-	-	-	-	-	35
Total interest expense	4,402	4,731	4,871	5,099	5,298	14,004	14,575
Net interest income	31,297	30,657	30,298	31,333	31,594	92,252	95,135
Provision for credit losses	-	(285)	321	1,082	1,360	36	2,515
Net interest income after provision	31,297	30,942	29,977	30,251	30,234	92,216	92,620
Noninterest income	10,889	10,340	10,229	10,337	10,452	31,458	29,053
Noninterest expense	26,279	25,455	24,944	24,107	24,177	76,679	72,460
Income before income taxes	15,907	15,827	15,262	16,481	16,509	46,995	49,213
Income tax expense	3,641	3,581	3,444	3,441	3,476	10,666	10,649
Net income	$12,266	$12,246	$11,818	$13,040	$13,033	$36,329	$38,564

Earnings per common share
Basic	$0.67	$0.67	$0.64	$0.71	$0.71	$1.98	$2.10
Diluted	$0.67	$0.67	$0.64	$0.71	$0.71	$1.97	$2.09
Cash dividends per common share
Regular	0.31	0.31	0.31	0.31	0.31	0.93	0.89
Special cash dividend	-	-	2.07	-	-	2.07	-
Weighted average shares outstanding
Basic	18,314,865	18,295,465	18,324,760	18,299,612	18,279,612	18,311,661	18,366,249
Diluted	18,400,289	18,400,793	18,451,321	18,418,441	18,371,907	18,417,066	18,432,023
Performance ratios
Return on average assets	1.53%	1.53%	1.49%	1.60%	1.60%	1.52%	1.60%
Return on average common equity	9.58%	9.84%	9.49%	9.89%	10.04%	9.64%	10.08%
Return on average tangible common equity(1)	13.82%	14.32%	13.79%	14.12%	14.46%	13.97%	14.61%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets.

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands)	2025	2025	2025	2024	2024	2025	2024
Noninterest income
Wealth management	$1,371	$1,222	$1,162	$1,251	$1,071	$3,755	$3,234
Service charges on deposits	4,520	4,120	3,836	3,613	3,661	12,476	10,399
Other service charges and fees	3,847	3,791	3,340	3,575	3,697	10,978	10,817
Other operating income	1,151	1,207	1,891	1,898	2,023	4,249	4,603
Total noninterest income	$10,889	$10,340	$10,229	$10,337	$10,452	$31,458	$29,053
Noninterest expense
Salaries and employee benefits	$14,351	$14,349	$13,335	$13,501	$13,129	$42,035	$38,201
Occupancy expense	1,508	1,290	1,576	1,329	1,270	4,374	3,957
Furniture and equipment expense	1,502	1,587	1,575	1,562	1,574	4,664	4,806
Service fees	2,728	2,475	2,484	2,305	2,461	7,687	7,337
Advertising and public relations	939	1,154	1,055	1,165	967	3,148	2,696
Professional fees	293	360	372	295	221	1,025	923
Amortization of intangibles	433	526	524	535	536	1,483	1,596
FDIC premiums and assessments	362	361	362	365	365	1,085	1,098
Merger expense	787	-	-	-	-	787	-
Litigation expense	-	-	-	-	-	-	1,800
Other operating expense	3,376	3,353	3,661	3,050	3,654	10,391	10,046
Total noninterest expense	$26,279	$25,455	$24,944	$24,107	$24,177	$76,679	$72,460

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Amounts in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Adjusted Net Income for diluted earnings per share	$12,266	$12,246	$11,818	$13,040	$13,033	$36,329	$38,564
Non-GAAP adjustments:
Merger expense	787	-	-	-	-	787	-
Litigation expense	-	-	-	-	-	-	1,800
Other items(1)	-	-	-	-	(825)	-	(825)
Total adjustments	787	-	-	-	(825)	787	975
Tax effect	152	-	-	-	(198)	152	234
Adjusted earnings, non-GAAP	$12,901	$12,246	$11,818	$13,040	$12,406	$36,964	$39,305

Adjusted diluted earnings per common share, non-GAAP	$0.70	$0.67	$0.64	$0.71	$0.68	$2.01	$2.13
Performance ratios, non-GAAP
Adjusted return on average assets	1.60%	1.53%	1.49%	1.60%	1.53%	1.54%	1.63%
Adjusted return on average common equity	10.08%	9.84%	9.49%	9.89%	9.56%	9.81%	10.27%
Adjusted return on average tangible common equity (2)	14.53%	14.32%	13.79%	14.12%	13.77%	14.21%	14.89%

(1)	Includes other non-recurring income and expense items.
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2025			2024
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,339,631	$30,897	5.24%	$2,455,807	$32,201	5.22%
Securities available for sale	130,187	1,070	3.26%	133,654	1,099	3.27%
Interest-bearing deposits	343,541	3,845	4.44%	270,440	3,701	5.44%
Total earning assets	2,813,359	35,812	5.05%	2,859,901	37,001	5.15%
Other assets	377,244			371,358
Total assets	$3,190,603			$3,231,259

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$657,223	$196	0.12%	$656,780	$234	0.14%
Savings deposits	895,925	3,225	1.43%	886,766	3,735	1.68%
Time deposits	213,601	981	1.82%	245,020	1,329	2.16%
Total interest-bearing deposits	1,766,749	4,402	0.99%	1,788,566	5,298	1.18%
Borrowings
Federal funds purchased	-	-	-	-	-	0.00%
Retail repurchase agreements	1,159	-	0.06%	1,054	-	0.05%
Total borrowings	1,159	-	0.06%	1,054	-	0.05%
Total interest-bearing liabilities	1,767,908	4,402	0.99%	1,789,620	5,298	1.18%
Noninterest-bearing demand deposits	868,489			877,472
Other liabilities	46,321			47,892
Total liabilities	2,682,718			2,714,984
Stockholders' equity	507,885			516,275
Total liabilities and stockholders' equity	$3,190,603			$3,231,259
Net interest income, FTE(1)		$31,410			$31,703
Net interest rate spread			4.06%			3.97%
Net interest margin, FTE(1)			4.43%			4.41%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $405 thousand and $592 thousand for the three months ended September 30, 2025 and 2024, respectively.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2025			2024
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,366,151	$92,385	5.22%	$2,501,209	$98,479	5.26%
Securities available for sale	135,900	3,384	3.33%	172,331	4,073	3.16%
Interest-bearing deposits	324,625	10,828	4.46%	182,773	7,499	5.48%
Total earning assets	2,826,676	106,597	5.04%	2,856,313	110,051	5.15%
Other assets	376,317			372,663
Total assets	$3,202,993			$3,228,976

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$657,916	$554	0.11%	$662,433	$570	0.11%
Savings deposits	894,049	9,857	1.47%	875,797	10,730	1.64%
Time deposits	226,690	3,593	2.12%	247,088	3,240	1.75%
Total interest-bearing deposits	1,778,655	14,004	1.05%	1,785,318	14,540	1.09%
Borrowings
Federal funds purchased	-	-	-	839	35	5.52%
Retail repurchase agreements	1,174	-	0.06%	1,061	-	0.05%
Total borrowings	1,174	-	0.06%	1,900	35	2.46%
Total interest-bearing liabilities	1,779,829	14,004	1.05%	1,787,218	14,575	1.09%
Noninterest-bearing demand deposits	868,639			883,013
Other liabilities	50,547			47,772
Total liabilities	2,699,015			2,718,003
Stockholders' equity	503,978			510,973
Total liabilities and stockholders' equity	$3,202,993			$3,228,976
Net interest income, FTE(1)		$92,593			$95,476
Net interest rate spread			3.99%			4.06%
Net interest margin, FTE(1)			4.38%			4.46%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $1.39 million and $2.04 million for the nine months ended September 30, 2025 and 2024, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except per share data)	2025	2025	2025	2024	2024
Assets
Cash and cash equivalents	$427,705	$395,057	$414,682	$377,454	$315,338
Debt securities available for sale, at fair value	131,314	132,535	129,659	169,849	166,669
Loans held for investment, net of unearned income	2,331,305	2,353,277	2,382,699	2,416,089	2,444,113
Allowance for credit losses	(31,597)	(33,020)	(33,784)	(34,825)	(35,118)
Loans held for investment, net	2,299,708	2,320,257	2,348,915	2,381,264	2,408,995
Premises and equipment, net	47,522	48,023	48,780	48,735	49,654
Other real estate owned	264	455	298	521	346
Interest receivable	9,121	8,787	9,306	9,207	9,883
Goodwill	143,946	143,946	143,946	143,946	143,946
Other intangible assets	11,531	11,964	12,490	13,014	13,550
Other assets	118,502	119,990	117,697	117,226	115,980
Total assets	$3,189,613	$3,181,014	$3,225,773	$3,261,216	$3,224,361

Liabilities
Deposits
Noninterest-bearing	$865,554	$873,677	$893,794	$883,499	$869,723
Interest-bearing	1,765,039	1,761,687	1,790,683	1,807,748	1,789,530
Total deposits	2,630,593	2,635,364	2,684,477	2,691,247	2,659,253
Securities sold under agreements to repurchase	1,429	1,016	908	906	954
Interest, taxes, and other liabilities	46,866	41,805	43,971	42,671	43,460
Total liabilities	2,678,888	2,678,185	2,729,356	2,734,824	2,703,667

Stockholders' equity
Common stock	18,315	18,311	18,327	18,322	18,291
Additional paid-in capital	169,569	169,358	169,867	169,752	168,691
Retained earnings	330,895	324,307	317,728	349,489	342,121
Accumulated other comprehensive loss	(8,054)	(9,147)	(9,505)	(11,171)	(8,409)
Total stockholders' equity	510,725	502,829	496,417	526,392	520,694
Total liabilities and stockholders' equity	$3,189,613	$3,181,014	$3,225,773	$3,261,216	$3,224,361

Shares outstanding at period-end	18,314,905	18,311,232	18,326,657	18,321,795	18,290,938
Book value per common share	$27.89	$27.46	$27.09	$28.73	$28.47
Tangible book value per common share(1)	19.40	18.95	18.55	20.16	19.86

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2025	2025	2025	2024	2024
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$33,020	$33,784	$34,825	$35,118	34,885
Allowance for credit losses - loan commitments	319	312	341	441	441
Total allowance for credit losses beginning of period	33,339	34,096	35,166	35,559	35,326
Provision for credit losses:
(Recovery of ) provision for credit losses - loans	-	(292)	350	1,182	1,360
(Recovery of) provision for credit losses - loan commitments	-	7	(29)	(100)	-
Total provision for credit losses - loans and loan commitments	-	(285)	321	1,082	1,360
Charge-offs	(2,015)	(1,509)	(1,998)	(2,005)	(1,799)
Recoveries	592	1,037	607	530	672
Net charge-offs	(1,423)	(472)	(1,391)	(1,475)	(1,127)
Balance at end of period:
Allowance for credit losses - loans	31,597	33,020	33,784	34,825	35,118
Allowance for credit losses - loan commitments	319	319	312	341	441
Ending balance	$31,916	$33,339	$34,096	$35,166	$35,559

Nonperforming Assets
Nonaccrual loans	$16,514	$18,084	$19,974	$19,869	$19,754
Accruing loans past due 90 days or more	125	568	117	149	176
Modified loans past due 90 days or more not included in nonaccrual	-	-	-	-	-
Total nonperforming loans	16,639	18,652	20,091	20,018	19,930
OREO	264	455	298	521	346
Total nonperforming assets	$16,903	$19,107	$20,389	$20,539	$20,276

Additional Information
Total modified loans	$2,291	$2,129	$2,124	$2,260	$2,320

Asset Quality Ratios
Nonperforming loans to total loans	0.71%	0.79%	0.84%	0.83%	0.82%
Nonperforming assets to total assets	0.53%	0.60%	0.63%	0.63%	0.63%
Allowance for credit losses to nonperforming loans	189.90%	177.03%	168.15%	173.97%	176.21%
Allowance for credit losses to total loans	1.36%	1.40%	1.42%	1.44%	1.44%
Annualized net charge-offs to average loans	0.24%	0.08%	0.24%	0.24%	0.18%